AMENDED SCHEDULE A

dated February 23, 2023

to the Second Amended and Restated Expense Limitation Agreement

by and among Delaware Management Company, Delaware Wilshire Private Markets Fund and Delaware Wilshire Private Markets Tender Fund

dated July 28, 2021

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds:

Name of Fund	Share Class	Maximum Annual Operating Expense Limit	Initial Term End Date
Delaware Wilshire Private Markets Fund	Institutional Shares	2.50%	August 1, 2022
Delaware Wilshire Private Markets Tender Fund	Institutional Shares	2.50%	August 1, 2024

ACKNOWLEDGED AND ACCEPTED BY

DELAWARE WILSHIRE PRIVATE MARKETS FUND

By: /s/ Michael Beattie

Name: Michael Beattie

Title: President

DELAWARE WILSHIRE PRIVATE MARKETS TENDER FUND

By: /s/ Michael Beattie

Name: Michael Beattie

Title: President

DELAWARE MANAGEMENT COMPANY,

A SERIES OF MACQUARIE INVESTMENT MANAGEMENT BUSINESS TRUST

By: /s/ Daniel V. Geatens

Name: Daniel V. Geatens

Title: Senior Vice President

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